Exhibit (10)(v)

SECOND AMENDMENT TO LEASE DATED JULY 1, 1988 BETWEEN

AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

A NATIONAL BANKING ASSOCIATION, HAVING BEEN SUCCEEDED BY LASALLE

BANK, NATIONAL ASSOCIATION, AS SUCCESSOR TRUSTEE UNDER TRUST

AGREEMENT DATED FEBRUARY 12, 1986 AND KNOWN AS TRUST NO. 66603,

AS LANDLORD AND NORTRUST REALTY MANAGEMENT, INC., AS TENANT

AND FIRST EXTENSION OF THE ORIGINAL TERM OF THE LEASE

THIS SECOND AMENDMENT TO LEASE AND FIRST EXTENSION OF THE ORIGINAL TERM OF THE LEASE (“Second Amendment”) made as of September 1, 2007 between American National Bank and Trust Company of Chicago, a National Banking Association, having been succeeded by LaSalle Bank, National Association, as Successor Trustee under Trust Agreement dated February 12, 1986 and known as Trust No. 66603, as Landlord (“Landlord”) and Nortrust Realty Management, Inc., a corporation organized under the laws of the State of Illinois, as Tenant (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to a Lease made as of July 1, 1988 (“Original Lease”) pursuant to which Landlord has demised to Tenant the Property as that term is defined in Article 1 of the Original Lease;

B. Landlord and Tenant are also parties to a First Amendment to Lease executed as of August 31, 1990 (“First Amendment”).

C. The Original Lease as amended by the First Amendment is hereinafter referred to as the Lease.

D. The original term of the Lease is twenty (20) years commencing on September 1, 1990 and ending on August 31, 2010, subject to Tenant’s right to extend the original term of the Lease for an additional consecutive period of ten (10) years (“First Extension Period”).

E. Tenant has exercised its right to extend the original term of the Lease for the First Extension Period pursuant to the terms and conditions of Article 31 of the Lease and accordingly, Landlord and Tenant desire to reflect Tenant’s exercise of its right to extend the original term of the Lease for the First Extension Period by setting forth in this Second Amendment the term of the First Extension Period and the basic rent to be payable by Tenant to Landlord during the First Extension Period.

F. Tenant currently pays basic rent in the annual amount of $9,232,389.72. Landlord and Tenant have agreed that effective September 1, 2007, the basic rent to be payable by Tenant during the remainder of the original term of the Lease from September 1, 2007 through August 31, 2010 shall be reduced by an annual amount of $192,000.00, so that during the period in question, the basic rent to be payable by Tenant shall be reduced to the annual amount of $9,040,389.72.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

1. The foregoing recitals are a material part of this Second Amendment, are true and correct and are hereby adopted, confirmed and agreed to in all manner and respects.

2. Pursuant to Tenant’s exercise of its right to extend the term of the Lease for the First Extension Period, the original term of the Lease is hereby extended for the First Extension Period, which is a period of ten (10) years commencing on September 1, 2010 and ending on August 31, 2020.

3. The Lease continues to provide Tenant with an additional right to further extend the original term of the Lease for a second consecutive period of ten (10) years pursuant to Article 31 of the Original Lease as well as the possibility of another right to further extend the original term of the Lease for a third consecutive period of ten (10) years pursuant to Section 37.4 of the Original Lease.

4. For and during the First Extension Period, Tenant shall pay Landlord as basic rent in currency which at the time of payment is legal tender for public or private debts in the United States of America, at offices of JPS Interests, 71 South Wacker Drive, Suite 3535, Chicago, Illinois 60606-4637, or at such other place as Landlord may from time to time designate in writing, the following amounts:

(a) During the initial Lease Year from September 1, 2010 through August 31, 2011, the annual amount of $7,125,000;

(b) During each of the immediately subsequent nine (9) Lease Years from September 1, 2011 through August 31, 2020, an annual amount equal to the basic rent due and payable in the immediately preceding Lease Year increased by a sum equal to three percent (3%) thereof;

During each Lease Year, the amount set forth in (a) or (b) above as the case may be, shall be payable in equal monthly installments, each in advance on or before the first day of each and every month during the Lease Year in question.

5. For and during the period of the original term of the Lease commencing on September 1, 2007 and ending on August 31, 2010, Tenant shall pay Landlord as basic rent in currency which at the time of payment is legal tender for public or private debts in the United States of America the annual amount of $9,040,389.72. This amount shall be payable in equal monthly installments of $753,365.81, each in advance on or before the first day of each and every month during the period in question.

6. Except as amended by this Second Amendment, the Lease and its terms, covenants and conditions shall remain in full force and effect. Further, Landlord and Tenant hereby ratify and confirm the Lease and its terms, covenants and conditions as amended by this Second Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be executed as of the day and year first written above.

LANDLORD:

AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, A NATIONAL BANKING ASSOCIATION, HAVING BEEN SUCCEEDED BY LASALLE BANK, NATIONAL ASSOCIATION, AS SUCCESSOR TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 12, 1986 AND KNOWN AS TRUST NO. 66603

By:
Its:

TENANT:

NORTRUST REALTY MANAGEMENT, INC.

By:
Its:

The undersigned, the sole beneficiary of Landlord, has executed this Second Amendment solely for the purpose of ratifying and confirming the commitment it made in the Original Lease whereby it made itself a Joint Obligor with Landlord with respect to the covenants and agreements made by Landlord in Article 30 of the Original Lease and with respect to the representations and warranties made by Landlord in Section 32.10 of the Original Lease.

CANAL/TAYLOR VENTURE, an Illinois partnership

By:	SWEENEY CANAL/TAYLOR LIMITED PARTNERSHIP, an Illinois limited partnership Partner

By:
John P. Sweeney
General Partner

By:	COLUM GROUP LIMITED PARTNERSHIP, an Illinois limited partnership, Partner

By:

General Partner

By:
Paul C. Gearen
General Partner